ARTICLES OF INCORPORATION

                                       OF

                          THE CINTRA SELECT FUND, INC.


                                   * * * * * *


                                   ARTICLE I

         THE UNDERSIGNED, Stacy H. Ostrowski, whose post office address is 1666 K Street, N.W., Washington, D.C., 20006, being at least eighteen (18) years of age, hereby forms a corporation under and by virtue of the Maryland General Corporation Law.

                                   ARTICLE II

                                      NAME

     The name of the Corporation is THE CINTRA SELECT FUND, INC. (the "Corporation").

                                  ARTICLE III

                               PURPOSES AND POWERS

         The purposes for which the Corporation is formed are to act as a closed-end investment company under the federal Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise and enjoy all of the general powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.


                                   ARTICLE V

                                  CAPITAL STOCK

     (1) The total number of shares of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, all of one class called Common Stock, of the par value of one-tenth of one cent ($.001) per share and of the aggregate par value of Fifth Thousand Dollars ($50,000). The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more other classes or series as may be established from time to time (whether or not such shares have been previously classified or reclassified) by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter of the Corporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

     (2) The dividends and distributions of investment income and capital gains with respect to the capital stock of the Corporation, shall be in such amount as may be declared from time to time by the Board of Directors, and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series.

     (3) The Corporation shall be entitled to purchase shares of its capital stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, but not at a price exceeding the net asset value per share.

     (4) The net asset value of each share of the Corporation's capital stock issued and sold or purchased at net asset value shall be the current net asset value per share of the shares as determined in accordance with procedures adopted from time to time by the Board of Directors which comply with the 1940 Act with such current net asset value to be based on the assets of the Corporation less the liabilities.

     (5) In the absence of any specification as to the purpose for which shares of capital stock of the Corporation are purchased by it, all shares purchased shall be deemed to be retired in the sense contemplated by the Maryland General Corporation Law and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares purchased by it.

     (6) Shares of capital stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, provided that dividends or distributions shall be paid on shares of Common Stock only out of lawfully available assets.

     (7) Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation. The assets so distributable to the holders of Common Stock shall be distributed among such stockholders in proportion to the number of shares held by them and recorded on the books of the Corporation.

     (8) Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above.

     (9) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

     (10) All persons who shall acquire capital stock or other securities of the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation, as each may be amended from time to time.

     (11) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall be entitled to exercise the rights of an objecting stockholder under Sections 3-201 et seq. of the Maryland General Corporation Law, other than such, if any, as the Board of Directors, in its sole discretion, may determine.

                                   ARTICLE VI

     PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE
               CORPORATION AND OF THE DIRECTORS AND STOCKHOLDERS

     (1) The number of directors of the Corporation shall be four (4), which number may be increased or decreased by or pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The name of the person who shall act as the initial director until the first annual meeting and until his successors are duly elected and qualified is:

                                J. Mitchell Reese
                               ------------------

Initially, there shall be three vacancies on the Board of Directors.



     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Charter or in the By-Laws of the Corporation or in the Maryland General Corporation Law or the 1940 Act, and without any action by the stockholders.

         No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (3) Subject to any limitations imposed by the 1940 Act, the Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     (4) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the 1940 Act, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

     (5) The Board of Directors of the Corporation shall have the exclusive authority to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act.

     (6) A director elected by the holders of capital stock may be removed (with or without cause), but only by action taken by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of capital stock then entitled to vote in an election to fill that directorship.

     (7) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                                  ARTICLE VII

                           DENIAL OF PREEMPTIVE RIGHTS

         No stockholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of capital stock of the Corporation, or any notes, debentures, bonds, or other securities convertible into shares of any class of capital stock of the Corporation, either, in whole or in part, to the existing stockholders.

                                  ARTICLE VIII

                          CERTAIN VOTES OF STOCKHOLDERS

         Except as otherwise provided in the Charter and notwithstanding any provision of the Maryland General Corporation Law other than sections 3-601 through 3-603 of the Maryland General Corporation Law, or any successors thereto requiring approval by the stockholders of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast on the matter, any such action may be taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon.

                                   ARTICLE IX

                              DETERMINATION BINDING

         Any determination made in good faith and consistent with applicable law, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or as to the use, alteration or cancellation of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or as to the use, alteration or cancellation of any reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision in this Charter shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE X

                        PRIVATE PROPERTY OF STOCKHOLDERS

         The private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE XI

                               PERPETUAL EXISTENCE

         The duration of the Corporation shall be perpetual.



                                  ARTICLE XII

                         CONVERSION TO OPEN-END COMPANY

         Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to these Articles of Incorporation of the Corporation that makes the Common Stock a "redeemable security" (as that term is defined in section 2(a)(32) the Investment Company Act) unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

                                   ARTICLE XII

                       MERGER, SALE OF ASSETS, LIQUIDATION

         Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation or (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

                                  ARTICLE XIII

                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of the charter or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Charter or the By-Laws of the Corporation), the amendment or repeal of Section (1), Section (3), Section (4) or Section (5) of Article VI, Article VIII, Article X, Article XI, Article XII or this Article XIII of the Charter shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to be voted on the matter.

         IN WITNESS WHEREOF, the undersigned incorporator of THE CINTRA SELECT FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         Dated the 28th day of June, 2002.

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